EXHIBIT 99.1
Intercell AG to acquire Iomai Corporation to expand late stage product pipeline and strengthen leadership in vaccine innovation
»	Intercell AG (“Intercell”) to acquire Iomai Corporation (“Iomai”) in a fully recommended share/cash transaction for USD 6.60 per share of Iomai’s common stock representing a fully diluted equity value of Iomai of approximately USD 189 million (EUR 122 million). Acquisition to be accomplished through stock-for-stock exchange for approximately 41 percent of Iomai’s current shares outstanding held by major shareholders for approximately 1.7 million Intercell shares (representing approximately four percent of Intercell’s total outstanding shares), and an all-cash merger for the remaining fully diluted outstanding shares of Iomai’s common stock for approximately USD 119 million (EUR 77 million).

»	The deal creates a leading Traveler’s Vaccine portfolio by combining Intercell’s Japanese Encephalitis vaccine with Iomai’s needle-free Travelers’ Diarrhea vaccine. The Travelers’ Diarrhea vaccine is planned to enter pivotal Phase III trials in the first half of 2009 and is based on the only advanced needle-free vaccine patch technology in the industry. Through the transaction Intercell gains access to a further product generating technology platform.

»	Valuable expansion of Intercell’s pipeline and leveraging Intercell’s late stage product development and industrialization expertise with two further programs in clinical development including a vaccine patch for pandemic influenza in Phase II.

»	Intercell will finance the cash component of the transaction consideration of approximately USD 119 million (EUR 77 million) comfortably from existing reserves and expects to maintain profitability in 2008.
Vienna (Austria), Gaithersburg (Maryland, USA), May 12, 2008 – Intercell AG (VSE: ICLL) and Iomai Corporation (NASDAQ: IOMI) announced today that they have entered into a definitive agreement pursuant to which Intercell will acquire Iomai for USD 6.60 per share representing a fully diluted equity value of approximately USD 189 million (EUR 122 million). The transaction has been unanimously approved by the Boards of Directors of both companies and is subject to customary closing conditions including antitrust clearances, clearance by the Committee on Foreign Investment in the United States and the approval of the holders of a majority of Iomai’s shares. Shareholders holding over 50 percent of Iomai’s total shares outstanding have entered into agreements to vote in favour of the combination.
Intercell will gain full rights to Iomai’s late stage Travelers’ Diarrhea vaccine which is based on Iomai’s proprietary needle-free patch delivery vaccine technology and has shown positive interim Phase II efficacy data. The Travelers’ Diarrhea vaccine is expected to enter pivotal
INTERCELL AG, CAMPUS VIENNA BIOCENTER 6, A-1030 VIENNA, AUSTRIA, PHONE +43-1-20620-100, FAX +43-1-20620-800, WWW.INTERCELL.COM BANK AUSTRIA, BLZ 20151, ACC.NR. 00607177102, UID-NR. ATU 44511104, FB-NR. 166438 M / HG WIEN

Phase III trials in the first half of 2009. If approved, the medical use of Iomai’s Travelers’ Diarrhea vaccine will be highly complementary with Intercell’s Japanese Encephalitis vaccine for which a Biologics License Application was successfully submitted to the US Food and Drug Administration in December 2007, and for which Intercell expects market approvals in the US, Europe and Australia in 2008. Together, both vaccines create an extremely attractive Traveler’s Vaccine franchise which will target a combined market opportunity of over USD 1 billion in sales per year.
Commenting on the transaction, Gerd Zettlmeissl, CEO of Intercell, said: “This transaction further expands our leadership in vaccine innovation, greatly enhances Intercell’s R&D technology base and further strengthens our late stage vaccine portfolio. Building on our proven experience in industrialization and in moving novel products to the market, Intercell is fully committed to becoming the leading pure play vaccine company globally. We look forward to welcoming Iomai’s employees to Intercell and are excited by the potential of the combined group to create significant value for all stakeholders.”
Stanley C. Erck, President and CEO of Iomai, said: “We have built a dynamic and scientifically driven organisation. This strategic combination with Intercell will create a stronger, more diversified vaccine company and will accelerate the development of Iomai’s vaccine programs and fully leverage our innovative TCI technology. We believe this transaction is in the best interest of all parties, including shareholders, employees and ultimately patients.“
Intercell will also gain full rights to two additional clinical and three preclinical programs under development, the most advanced being an immunostimulant vaccine patch in Phase II for pandemic influenza. This patch is designed to enhance the immune response compared to injected pandemic influenza vaccines. If successful, it would have the effect of expanding limited vaccine supplies by allowing public health officials to use fewer or lower doses of the vaccine. The vaccine patch has recently generated positive interim immunogenicity data in a 500-subject Phase I/II study with a one-dose application. The program is funded by a grant from the United States Department of Health and Human Services.
Iomai’s pioneering work in transcutaneous immunization (TCI) technology has led to the development of a simple and promising needle-free vaccine patch. This highly innovative vaccine delivery system provides a potential future alternative to current injected vaccines. TCI technology has the potential to enhance the efficacy of existing vaccines, replace current vaccines that have a cumbersome mode of administration and enable the development of new vaccines that are not viable to be delivered via an injection.
Iomai’s TCI technology strengthens Intercell’s position as an innovative vaccine company and is highly complementary with its proprietary antigen identification and adjuvant vaccine technology platforms (AIP® and IC31®). TCI adds an important third arm to Intercell’s leading vaccine technologies, specifically a delivery platform for antigens and adjuvants that can facilitate the development of a broad range of in-house and partnered vaccine products. Both companies have already partnered technologies with Merck & Co., Inc., the most recent one being Iomai’s agreement to conduct proof-of-principle preclinical studies evaluating the use of its needle-free immunostimulant patch. Intercell plans to further leverage the TCI technology by applying it to other vaccines in its development pipeline, such as its Pneumococcus vaccine candidate.
Furthermore, Iomai’s vaccine patch has the potential to provide cheaper and more effective medication to those living in endemic areas, in particular high risk groups such as children and the elderly located in developing countries in Africa, Asia and Latin America.
Transaction Terms:
Under the terms of the merger agreement, Intercell will acquire Iomai for USD 6.60 per share of Iomai’s common stock representing a fully diluted equity value of Iomai of approximately USD 189 million (EUR 122 million). The consideration will be paid in cash and stock. Iomai’s public shareholders, representing approximately 59 percent of Iomai’s outstanding common stock will receive cash. Certain of Iomai’s largest shareholders, together representing approximately 41 percent of Iomai’s outstanding common stock, have agreed to exchange their shares for Intercell stock at an exchange ratio corresponding to a value of USD 6.60 per share of Iomai common stock upon closing.
The combination is structured as a share exchange together with a merger of Iomai and a US subsidiary of Intercell. Certain of Iomai’s largest shareholders (and their affiliates), which together represent over 50 percent of Iomai’s outstanding common stock, have agreed pursuant to a voting agreement with Intercell that they will vote their shares in favour of the merger.
The transaction has been unanimously approved by the Boards of Directors of both companies and is subject to customary closing conditions, including the approval of the merger by a majority of shareholders of Iomai at a special shareholder meeting to be held as soon as practical, receipt of antitrust clearances and clearance by the Committee on Foreign Investment in the United States. Intercell and Iomai expect the transaction to close before the end of the third quarter of 2008.
Based on Intercell’s closing share price as of 9 May 2008, Intercell would issue approximately 1.7 million Intercell shares from authorized capital as consideration, the final number of Intercell shares to be determined shortly before the closing of the transaction. Intercell will fund the cash component of the transaction from existing cash reserves and expects to maintain profitability in 2008.
Merrill Lynch International acted as exclusive financial adviser to Intercell and Cowen and Company provided a financial fairness opinion to Iomai’s Board of Directors.

Analyst/Shareholder Conference Call:
A conference call on the transaction together with Intercell’s Q1 2008 results will be held by Intercell and Iomai’s senior managements on May 13, 2008 at 8:30 a.m. CET (7:30 a.m. GMT). A webcast replay of the conference call will be made available on Intercell’s website. For further information please go to www.intercell.com.
Ad-hoc Information
About Travelers’ Diarrhea:
This year, approximately 55 million international travelers will visit countries where bacteria that cause travelers’ diarrhea are endemic, particularly Africa, Asia and Latin America. The Centers for Disease Control and Prevention estimate that between 20 and 50 percent of international travelers contract diarrhea. The effects go beyond the acute symptoms of the disease; between 10 and 30 percent of those who develop travelers’ diarrhea will develop the chronic symptoms of irritable bowel syndrome.
Because of the extent of the problem and the lack of safe and effective prophylaxis, market studies suggest that there is a large market for an effective travelers’ diarrhea vaccine, potentially exceeding USD 750 million annually. If approved, the Iomai vaccine would be the first vaccine for travelers’ diarrhea available in the United States.
About Pandemic Influenza:
Three influenza pandemics have occurred in the 20th century leading to the death of more than 50 million people globally. By US government estimates, pandemic influenza has a greater potential to cause deaths and illnesses than virtually any other natural health threat. Signs of a pandemic influenza have emerged in Southeast Asia, as lethal infections of poultry and humans with avian influenza virus continue. The current virus is now endemic in bird populations, having spread to more than 40 countries and causing the deaths of hundreds of millions of birds. Furthermore, the World Health Organization reports that the number of avian flu cases in humans has reached more than 370 cases in 14 countries.
In November 2005, the US government announced a USD 7.1 billion initiative to prevent and prepare for a pandemic influenza outbreak. In January 2007, Iomai entered into a USD 128 million contract with the US government to develop a dose-sparing patch for use with a pandemic influenza vaccine.
About Japanese Encephalitis:
With over three billion people living in endemic areas, Japanese Encephalitis, a mosquito-borne flaviviral infection, is the leading cause of childhood encephalitis and viral encephalitis in Asia. The Japanese Encephalitis virus remains virulent in this region and has recently spread to countries not previously affected.

About Intercell AG:
Intercell AG is a growing biotechnology company which focuses on the design and development of novel vaccines for the prevention and treatment of infectious diseases with substantial unmet medical need. The Company develops antigens and adjuvants which are derived from its proprietary technology platforms and has in-house GMP manufacturing capabilities. Based on these technologies, Intercell has strategic partnerships with a number of global pharmaceutical companies, including Novartis, Merck & Co., Inc., Wyeth, Sanofi Pasteur, Kirin, and the Statens Serum Institut.
The Company’s leading product, a prophylactic vaccine against Japanese Encephalitis, successfully concluded pivotal Phase III clinical trials in 2006. The Market Authorization Application (MAA) in Europe as well as the Biological License Application (BLA) with the US Food and Drug Administration (FDA) for the use of the vaccine to prevent Japanese Encephalitis were submitted in December of 2007. The licensure application to TGA (Therapeutic Goods Administration) in Australia was submitted in February of 2008.
The Company’s broad development pipeline includes a partnered S. aureus vaccine in Phase II, a therapeutic vaccine against Hepatitis C in Phase II, a Pseudomonas vaccine in Phase II, a partnered Tuberculosis vaccine (Phase I/II), and five products focused on infectious diseases in preclinical development.
Intercell is listed on the Prime Market of the Vienna Stock Exchange under the symbol “ICLL”.
ISIN: AT0000612601
For more information on Intercell, please visit: www.intercell.com
About Iomai Corporation:
Iomai Corporation has approximately 110 employees and discovers and develops vaccines and immune system stimulants, delivered via a novel, needle-free technology called transcutaneous immunization (TCI). TCI, discovered by researchers at the Walter Reed Army Institute of Research, taps into the unique benefits of a major group of antigen-presenting cells found in the outer layers of the skin to generate an enhanced immune response. Iomai is leveraging TCI to enhance the efficacy of existing vaccines, develop new vaccines that are viable only through transcutaneous administration and expand the global vaccine market. Iomai currently has four product candidates in development: one to prevent traveller’s diarrhea and three targeting influenza and pandemic flu.
Iomai is listed on the NASDAQ Global Market under the symbol “IOMI”.
For more information on Iomai, please visit: www.Iomai.com

Additional Information and Where to Find It:
In connection with the proposed transaction, Iomai Corporation will be filing a proxy statement for its stockholders and other documents regarding the proposed transaction with the Securities and Exchange Commission (SEC). BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, IOMAI STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND IOMAI. Investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by Iomai free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders may obtain copies of the proxy statement and other relevant documents filed with the SEC by Iomai (when they are available) by going to Iomai’s Investor Relations page on its corporate website at www.iomai.com.
Iomai and its directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies from Iomai’s stockholders with respect to the proposed transaction. Information regarding Iomai’s executive officers and directors, and their beneficial ownership of Iomai’s common stock as of March 26, 2008 is available in Iomai’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2008. Other information regarding the interests of such potential participants in the proxy solicitation will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.
Contact Intercell AG:
Lucia Malfent
Head of Corporate Communications
Campus Vienna Biocenter 2, A-1030 Vienna
P: +43-1-20620-303
Mail to: LMalfent@intercell.com
Web site: www.intercell.com
Contact Iomai Corporation:
Russell P. Wilson
SVP, Chief Financial Officer and General Counsel of Iomai Corporation
P: +1-301-556-4478
Mail to: investors@iomai.com
or Brian Reid of WeissComm Partners, Inc.
P: +1-703-402-3626
Mail to: breid@wcpglobal.com, for Iomai Corporation
Web site: www.iomai.com

Forward Looking Statements for Intercell AG:
This communication expressly or implicitly contains certain advance statements concerning Intercell AG and its business. Such statements involve certain known and unknown risks, uncertainties and other factors which could cause the actual results, financial condition, performance or achievements of Intercell AG to be materially different from any future results, performance or achievements expressed or implied by such advance statements. Intercell AG is providing this communication as of this date and does not update any advance statements contained herein as a result of new information, future events or otherwise.
Forward Looking Statements for Iomai Corporation:
Some matters discussed in this press release constitute “forward-looking statements” that involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Such forward-looking statements include statements about the anticipated acquisition of Iomai by Intercell and timing of and potential benefits of the anticipated acquisition; the potential synergies between the combination of Iomai and Intercell’s product technologies; expectations regarding the timing of clinical trials and product development; the ability of Iomai’s adjuvant patches to provide protective immune responses; the significance of clinical results described in this press release; expectations that the clinical trial data from a clinical trial will be sufficient to proceed with future clinical trials; estimates of potential markets for Iomai’s product candidates; the potential for Iomai’s product candidates to be lower cost or more effective for specific patient populations; expectations that the characteristics of Iomai’s adjuvant patch for pandemic influenza would make the product ideal for stockpile and rapid distribution; expectations that TCI technology will enhance the efficacy of or replace or be an alternative to current injected vaccines, expectations that TCI technology can facilitate development of a broad range of vaccine products; and expectations for further collaboration with Merck & Co., Inc. or any other potential collaborations. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. Applicable risks and uncertainties include, among others, that the proposed acquisition does not close or that the companies may be required to modify aspects of the transaction to achieve regulatory approval; that prior to the closing of the acquisition, Iomai’s business suffers due to uncertainty; that the companies are unable to successfully execute their integration strategies, or achieve planned synergies; that future clinical trials may not replicate results seen in the trials described in this press release; that the U.S. Food and Drug Administration or other regulatory authorities may not concur with Iomai’s analysis of the trial results described in this press release; that Iomai may not be able to enroll sufficient numbers of subjects in future clinical trials; that Iomai may be unable to obtain the regulatory approvals or financing necessary to conduct additional clinical trials; that competitors may develop products that are safer, more effective, or more convenient to use; that future clinical results may not support regulatory approval to commercialize Iomai’s product candidates, which will depend on the outcome of additional clinical trials and analysis by regulatory authorities of data Iomai submits; that development costs may exceed expectations; that Iomai may fail to adequately protect its intellectual property or may be determined to infringe on the intellectual property of others; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and filed with the Securities and Exchange Commission. Iomai cautions investors and others not to place undue reliance on the forward-looking statements contained in this press release. These statements speak only as of the date of this document and we undertake no obligation to update or revise the statements. You are encouraged to read Iomai’s filings for a discussion of these and other risks and uncertainties which are filed with the U.S. Securities and Exchange Commission and are available at http://www.sec.gov.